UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2003 (December 10, 2003)

National Health Realty, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-37173	52-2059888
(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street, Suite 1402
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On December 10, 2003, National Health Realty, Inc. made its fourth quarter and special dividend announcement. A copy of the press release is furnished as an exhibit to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Realty, Inc.

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

By: /s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: December 11, 2003

Exhibit Index

Number	Exhibit
99	Press release, dated December 10, 2003.

EXHIBIT 99

For Release: Dec. 10, 2003

Contact: Gerald Coggin, V.P. of Investor Relations

Phone: (615) 890-9100

NHR to pay 33.25 cent regular dividend and 16 cent special dividend

MURFREESBORO, Tenn. -- National Health Realty, Inc., (AMEX:NHR) announced today that it will pay a fourth quarter regular dividend of 33.25 cents per common share and a special dividend of 16 cents per common share to shareholders of record on Dec. 31 and both are payable on Jan. 15.

The special dividend is necessary to cause dividends for the year to equal estimated taxable income.

Additional information including NHR's most recent press releases may be obtained on NHR's web site at www.nationalhealthrealty.com. The company trades on the American Stock exchange with the symbol NHR.

Statements in this press release that are not historical facts are forward looking statements. NHR cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHR's best judgment as of the date of this release.